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                                                                  Exhibit 15(ii)


                              RULE 12b-1 AGREEMENT

         This Agreement is made between the organization executing this Agreement (the "Participating Organization") and BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services ("BISYS") for the shares of beneficial interest (the "Shares") of the registered management investment companies listed on Exhibit A to this Agreement, which Shares may be offered in one or more series (the "Funds") and one or more classes thereof (the "Classes") and which have adopted a Rule 12b-1 Plan (the "Plan") in relation to such Funds and Classes, this form of agreement having been approved pursuant to Rule 12b-1 under the Investment Company Act of 1940. In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

     1. BISYS hereby appoints the Participating Organization to render or cause to be rendered distribution and support services to the Funds with respect to the Classes thereof and their shareholders.

     2. The services to be provided under Paragraph 1 may include, but are not limited to, the following:

          (a) communicating account openings through computer terminals located on the Participating Organization's premises ("computer terminals"), through a toll-free telephone number or otherwise;

          (b) communicating account closings via the computer terminals, through a toll-free telephone number or otherwise;

          (c) entering purchase transactions through the computer terminals, through a toll-free telephone number or otherwise;

          (d) entering redemption transactions through the computer terminals, through a toll-free telephone number or otherwise;

          (e) electronically transferring and receiving funds for Fund Share purchase and redemptions, and confirming and reconciling all such transactions;

          (f)  reviewing the activity in Fund accounts;

          (g)  providing training and supervision of its personnel;

          (h) maintaining and distributing current copies of prospectuses and shareholders reports;

          (i)  advertising the availability of its services and products;


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          (j)  providing assistance and review in designing materials to send to customers and potential customers and developing methods of making such materials accessible to customers and potential customers; and

          (k) responding to customers' and potential customers' questions about the Funds.

The services listed above are illustrative. The Participating Organization is not required to perform each service and may at any time, upon agreement of the parties hereto, perform either more or fewer services than described above.

     3. During the term of this Agreement, BISYS will pay the Participating Organization fees for each Fund or Class thereof set forth in a written schedule delivered to the Participating Organization pursuant to this Agreement. BISYS's fee schedule for Participating Organization may be changed by BISYS sending a new fee schedule to the Participating Organization pursuant to Paragraph 12 of this Agreement. For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the fee on the basis of the number of days that the Rule 12b-1 Agreement is in effect during the period.

     4. The Participating Organization will not perform or provide any duties which would cause it to be a fiduciary under Section 4975 of the Internal Revenue Code, as amended. For purposes of that Section, the Participating Organization understands that any person who exercises any discretionary authority or discretionary control with respect to any individual retirement account or its assets, or who renders investment advice for a fee, or has any authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of such an account, is a fiduciary.

     5. The Participating Organization understands that the Department of Labor views ERISA as prohibiting fiduciaries of discretionary ERISA assets from receiving compensation from funds in which the fiduciary's discretionary ERISA assets are invested. To date, the Department of Labor has not issued any exemptive order or advisory opinion that would exempt fiduciaries from this interpretation. Receipt of such compensation could violate ERISA provisions against fiduciary self-dealing and conflict of interest and could subject the fiduciary to substantial penalties.

     6. The Participating Organization agrees not to solicit or cause to be solicited directly, or indirectly, at any time in the future, any proxies from the shareholders of any or all of the Funds in opposition to proxies solicited by management of the Fund or Funds, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Trustees of the Fund or Funds constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. This Paragraph 6 will survive the term of this Agreement.

     7. With respect to each Fund or class thereof, this Agreement shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year if the form of this Agreement is approved at least annually by the Trustees of the mutual fund, including a majority of the Trustees of the Fund who are not interested persons of the Fund and have no direct


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or indirect financial interest in the operation of the Fund's Plan or in any related documents to the Plan ("Disinterested Trustees") cast in person at a meeting for that purpose.

     8. Notwithstanding Paragraph 7, this Agreement may be terminated as follows:

          (a) at any time, without the payment of any penalty, by the vote of a majority of the Disinterested Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund or any Class thereof as defined in the Investment Company Act of 1940 on not more than sixty (60) days' written notice to the parties to this Agreement;

          (b) automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940 or upon the termination of the "Distributor's Contract" between the Fund or Funds and BISYS; and

          (c) by either party to the Agreement without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.

     9. The termination of this Agreement with respect to any one Fund or Class thereof will not cause the Agreement's termination with respect to any other Fund or Class thereof.

     10. The Participating Organization agrees to obtain any taxpayer identification number certification form its customers required under Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide BISYS or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

     11. This Agreement supersedes any prior service agreements between the parties for the Funds.

     12. This Agreement may be amended by BISYS from time to time by the following procedure. BISYS will mail a copy of the amendment to the Participating Organization's address, as shown below. If the Participating Organization does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. The Participating Organization's objection must be in writing and be received by BISYS within such thirty days.




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     13.  This Agreement shall be construed in accordance with the laws of the
State of Ohio.


Dated:_____________________                [PARTICIPATING ORGANIZATION]
                                           [Address]
                                           [City, State  Zip Code]


                                           By:
                                              -----------------------
                                           Authorized Signature

                                           --------------------------
                                           [Print Name of Authorized Signature]
                                           Title:
                                                  -------------------

                                           BISYS FUND SERVICES Limited
                                           Partnership

                                           By:
                                              -----------------------
                                           Title:
                                              -----------------------




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                                    EXHIBIT A
                                       TO
                              RULE 12b-1 AGREEMENT

         The following Funds and their respective Classes of Shares shall be subject to the Rule 12b-1 Agreement by and between the Participating Organization and BISYS:

Fountain Square Commercial Paper Fund
         Investment A Shares
Fountain Square Government Cash Reserves Fund
         Investment A Shares
Fountain Square U.S. Government Securities Fund
         Investment A Shares
         Investment C Shares
Fountain Square Quality Bond Fund
         Investment A Shares
         Investment C Shares
Fountain Square Quality Growth Fund
         Investment A Shares
         Investment C Shares
Fountain Square Mid Cap Fund
         Investment A Shares
         Investment C Shares
Fountain Square Balanced Fund
         Investment A Shares
         Investment C Shares
Fountain Square Ohio Tax Free Bond Fund
         Investment A Shares
         Investment C Shares
Fountain Square International Equity Fund
         Investment A Shares
         Investment C Shares
Fountain Square Equity Income Fund
         Investment A Shares
         Investment C Shares
Fountain Square Bond Fund For Income
         Investment A Shares
         Investment C Shares
Fountain Square Municipal Bond Fund
         Investment A Shares
         Investment C Shares
Fountain Square Pinnacle Fund
         Investment A Shares
         Investment C Shares


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Fountain Square Cardinal Fund
         Investment A Shares
         Investment C Shares
Fountain Square Tax Exempt Money Market Fund
         Investment A Shares



                                             Dated:  As of ____________________




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                                    EXHIBIT B
                                       TO
                              RULE 12B-1 AGREEMENT

Compensation

Class A Shares
         Annual rate of up to 25 one-hundredths of one percent ( 0.25% ) of the average daily net asset value of each Fund's Shares held of record by you from time to time on behalf of Customers.

Class C Shares
         Annual rate of up to 75 one-hundredths of one percent ( 0.75% ) of the average daily net asset value of each Fund's Shares held of record by you from time to time on behalf of Customers.



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* All fees are computed daily and paid monthly.